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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement of TCA Cable TV, Inc. on Form S-8 (File Nos. 2-82934, 2-88892, 33-21901,
33-49172, 33-33898, 33-55895 and 33-61041) and Form S-3 (File Nos. 33-61616,
33-44289 and 33-40273) of our report dated August 11, 1995, with respect to the financial statements of Warner Cable Communications - Fayetteville, Arkansas Division, a division of Time Warner Entertainment Company, L.P., as of December 31, 1994, included in this Current Report on Form 8-K/A (Amendment No. 1).




                                        ERNST & YOUNG LLP


Denver, Colorado
September 11, 1995